                                                                    EXHIBIT 6.20


                            UNITED STATES OF AMERICA
                       FEDERAL COMMUNICATIONS COMMISSION
                   -----------------------------------------
                          RADIO STATION AUTHORIZATION
                   -----------------------------------------

                                    (page 1)

                                                        CALL SIGN: E970315
                                                        FILE NO. 1035-DSE-P/L-97

NAME: AMERICAN INDEPENDENT NETWORK, INC.

CONSTRUCTION PERMIT AND LICENSE

                                                DATE OF GRANT:   JULY 18, 1997
                                                EXPIRATION DATE: JULY 18, 2007
NATURE OF SERVICE: DOMESTIC FIXED SATELLITE SERVICE
CLASS OF STATION: FIXED EARTH STATION
                                                  LATITUDE        LONGITUDE
LOCATION OF STATION:                            32 47 26.0 N     97 15 12.0 W
    STATION ADDRESS:  6125 AIRPORT FREEWAY
                      HALTOM CITY (TARRANT County), TEXAS

SUBJECT TO THE PROVISIONS OF THE COMMUNICATIONS ACT OF 1934, THE COMMUNICATIONS SATELLITE ACT OF 1962, SUBSEQUENT ACTS AND TREATIES, AND ALL PRESENT AND FUTURE REGULATIONS MADE BY THIS COMMISSION, AND FURTHER SUBJECT TO THE CONDITIONS AND REQUIREMENTS SET FORTH IN THIS PERMIT AND LICENSE, THE GRANTEE IS AUTHORIZED TO CONSTRUCT, USE AND OPERATE THE RADIO FACILITIES DESCRIBED BELOW FOR RADIO COMMUNICATIONS FOR THE TERM BEGINNING JULY 18, 1997 (3 A.M. EASTERN STANDARD
TIME) AND ENDING JULY 18, 2007 (3 A.M. EASTERN STANDARD TIME). THE REQUIRED DATE OF COMPLETION OF CONSTRUCTION IS JULY 18, 1998. GRANTEE MUST FILE WITH THE COMMISSION A CERTIFICATION UPON COMPLETION OF CONSTRUCTION.

1. PARTICULARS OF OPERATIONS

                                                  EIRP
                                                 DENSITY                SPECIAL PROVISIONS
      FREQUENCIES (MHz)                EIRP       (dBW/     ASSOCIATED    (REFER TO FCC
      AND POLARIZATION      EMISSION   (dBW)      4kHz)    ANTENNA (S)     FORM 488-A)
   -----------------------  --------   -----     -------   -----------  ------------------
1. 5925.000 - 6425.000 H,V   24MOG7F    67.70     30.70       1900
2. 3700.000 - 4200.000 H,V   24MOG7F    - - -     - - -       1010

2. FREQUENCY COORDINATION LIMITS

                        Satellite Arc      Elevation        Azimuth        Max. EIRP
                        (Deg. Long.)       (Degrees)       (Degrees)       Density to
   Frequency Limits     East     West    East     West     East    West     Horizon       Associated
         (MHz)          Limit    Limit   Limit    Limit    Limit   Limit   (dBW/4kHz)     Antenna (s)
   ------------------   --------------   --------------    -------------  -----------     -----------
1. 5925.000- 6425.000   60.0W - 143.0W   34.9 -  28.3      125.5 - 242.2     -19.0
2. 3700.000- 4200.000   60.0W - 143.0W   34.9 -  28.3      125.5 - 242.2     - - -

RECEIVING SYSTEM NOISE TEMPERATURE:
   ANTENNA NO. 1:          105 KELVIN AT 28.3 DEGREES ELEVATION AND [ILLEGIBLE]

3. POINTS OF COMMUNICATIONS -- THE FOLLOWING SPACE STATIONS LOCATION IN [ILLEGIBLE] STATIONARY SATELLITE ORBIT CONSISTENT WITH SECTIONS 1 AND 2 OF THIS LICENSE:
   a. ALL AUTHORIZED U.S. DOMESTIC (ALSAT) satellite(s)

                                                                [SEAL]

                            UNITED STATES OF AMERICA
                       FEDERAL COMMUNICATIONS COMMISSION

                          ---------------------------
                          RADIO STATION AUTHORIZATION
                          ---------------------------

                                    (page 2)

                                                      CALL SIGN: E970315
                                                      FILE NO.: 1035-DSE-P/L-97

4. TRANSMITTING EQUIPMENT
                                                                      OUTPUT
   UNITS MANUFACTURER                           MODEL NUMBER        POWER-WATTS
 1.   1 POWER TECHNOLOGIES                      MODEL 30-710020-002   3000.0

5. ANTENNA FACILITIES                   SITE ELEVATION:       153.9 METERS AMSL

        DIAMETER                                                 MAX. ANT. HT.
  UNITS (Meters) FEED MANUFACTURER     MODEL NUMBER                 (Meters)
 1.   1   3.70   PRIM MIRALITE         3.7                           158.5 AMSL
      MAX. GAIN(S): 41.5 dBi at 4.000 GHZ  45.4 dBi at 6.000 GHz       4.6 AGL

6. REMOTE CONTROL POINT: NONE

7. ANTENNA STRUCTURE MARKING AND LIGHTING REQUIREMENTS: NONE

ATTACHED FCC FORMS 488-A AND 488-B (STANDARD PROVISIONS) ARE INCORPORATED INTO THIS AUTHORIZATION. SPECIAL PROVISION REFERENCE NUMBERS ARE LISTED IN SECTION 1 ABOVE; GENERAL PROVISION REFERENCE NUMBERS ARE AS FOLLOWS:

        (1): 2010  (2): 2810  (3): 2916  (4) 2938  (5): 5208



                                                                    [FCC SEAL]

                         SPECIAL AND GENERAL PROVISIONS
                        FOR RADIO STATION AUTHORIZATION

The radio station authorization granted on FCC Form 488 for File No. 1035-DSE-P/L-97, CALL SIGN: E970315 is subject to additional terms and conditions specified by code numbers on that form. The text of these special and general provisions is given below:

1010 - Receive frequency band. Emission designator indicates the maximum bandwidth or transmission received at this station. Maximum E.I.R.P. and maximum E.I.R.P. density are not applicable to receive operations.

1900 - Authority is granted to transmit any number of r.f. carriers with the specified parameters on any discrete frequencies within this band in accordance with the other terms and conditions of this authorization, subject to any additional limitations that may be required to avoid unacceptable levels of inter-satellite interference.

2010 - This authorization is issued pursuant to the Commission's Second Report and Order adopted June 16, 1972 (35 FCC 2d 844) and Memorandum, Opinion and Order adopted December 21, 1972 (38 FCC 2d 665) in Docket No. 16495 and is subject to the policies adopted in that proceeding.

2810 - The grantee shall maintain on file with the Commission a current list or plan of the precise frequencies in actual use at this station, specifying for each such frequency: the r.f. center frequency, polarization, emission designator, EIRP (dBW), EIRP density (dBW/4 kHz), and receiving earth station(s). This list or plan may be submitted either on a station-by-station basis or on a system-wide basis, and shall be updated within seven days of any changes in frequency usage at this station. Temporary usage of frequencies for periods of less than seven days need not be notified to the Commission if accurate station records are maintained of the times and particulars of such temporary frequency usage.

2916 - The transmitter(s) must be turned off during antenna maintenance so that the FCC-specified safety guidelines for human exposure to radiofrequency radiation are complied with in the region between the feed and the reflector. Appropriate measures must also be taken to restrict access to other regions in which the earth station's power flux density levels exceed the specified guidelines.

2938 - Upon completion of construction, each licensee must file with the Commission a certification including the following information: name of the licensee, file number of the application, call sign of the antenna, date of the license and certification that the facility as authorized has been completed, that each antenna facility has been tested and is



                                                                 FCC Form 488-A
                                                                         Page 1

FILE NUMBER:  1035-DSE-P/L-97                                CALL SIGN: E970315

       within 2 dB of the pattern specified in Section 25.209 and that the station is operational including the date of commencement of service and will remain operational during the license period unless the license is submitted for cancellation.

5208 - The licensee shall take extraordinary measures to ensure that the antenna does not create a potential for harmful non-ionizing radiation to persons who may be within the immediate vicinity since this earth station exceeds the radiation hazard level of 5 mW/cm2. This shall include but not be limited to roping off an area or establishing a physical barrier within a radius of at least 20 feet surrounding the antenna or the trailer on which it is mounted. During actual transmissions, warning signs shall be posted informing all persons to keep outside the roped off area. The bottom of the satellite dish shall not be less than 6 feet above ground level.






                                                                  FCC Form 488-A
                                                                          Page 2

           COMMUNICATIONS SATELLITE EARTH STATION STANDARD PROVISIONS

THIS AUTHORIZATION IS SUBJECT TO THE FOLLOWING CONDITIONS:

This authorization is issued on the grantee's representation that the statements contained in the application are true and that the undertakings described will be carried out in good faith.

This authorization shall not be construed in any manner as a finding by the Commission on the question of marking or lighting of the antenna system should future conditions require. The grantee expressly agrees to install such marking or lighting as the Commission may require under the provisions of Section 303(q) of the Communications Act. 47 U.S.C. Section 303(q).

Neither this authorization nor the right granted by this authorization shall be assigned or otherwise transferred to any person, firm, company or corporation without the written consent of the Commission. This authorization is subject to the right of use or control by the government of the United States conferred by
Section 706 of the Communications Act. 47 U.S.C. Section 706. Operation of this station is governed by Part 25 of the Commission's rules. 47 C.F.R. Part 25.

This authorization shall not vest in the licensee any right to operate this station nor any right in the use of the designated frequencies beyond the term of this license, nor in any other manner than authorized herein.

This authorization is issued on the grantee's representation that the station is in compliance with environmental requirements set forth in Section 1.1307 of the Commission's Rules. 47 C.F.R. Section 1.1307.

This authorization is issued on the grantee's representation that the station is in compliance with the Federal Aviation Administration (FAA) requirements as set forth in Section 17.4 of the Commission's Rules. 47 C.F.R. Section 17.4.

The following condition applies when this authorization permits construction of or modifies the construction permit of a radio station:

        This authorization shall be automatically forfeited if the station is not ready for operation by the required date of completion of construction unless an application for modification of construction permit for additional time to complete construction is filed by that date, together with a showing that failure to complete construction by the required date was due to factors not under control of the grantee.



                                                               FCC Form 488-B